EXHIBIT (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

ShoLodge, Inc.

OFFER TO PURCHASE

For Cash up to $6,000,000 Aggregate Principal Amount
Of its 7½% Subordinated Convertible Debentures, due 2004
(CUSIP No. 825034 AA 9)

THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON DECEMBER 19, 2003 UNLESS EXTENDED OR EARLIER TERMINATED
(SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”)

SUNTRUST BANK

By Registered or Certified Mail:	By Facsimile Transmission:	By Hand or Overnight Delivery:
(For Eligible Institutions Only)
SunTrust Bank	(615) 748-5331	SunTrust Bank
201 Fourth Avenue North, 8th Floor		201 Fourth Avenue North, 8th Floor
Nashville, Tennessee 37219		Nashville, Tennessee 37219
Attn: Corporate Trust	To Confirm by Telephone or For	Attn: Corporate Trust
Information Call:
(615) 748-4559

      This form or one substantially equivalent hereto must be used by registered holders of outstanding 7½% Subordinated Convertible Debentures, due 2004 (the “Notes”) who wish to tender their Notes for cash, pursuant to the offer described in the Purchase Offer Statement dated November 18, 2003 (the “Statement”) of ShoLodge, Inc. (the “Company”) if the holder’s Notes are not immediately available or if such holder cannot deliver its Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to SunTrust Bank (the “Depositary”) prior to 5:00 P.M.., New York City time, on December 19, 2003. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Depositary. See “Guaranteed Delivery” in the Statement.

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

      The undersigned hereby tenders to the Company the principal amount of the Notes indicated below, upon the terms and subject to the conditions contained in the Statement, receipt of which is hereby acknowledged.

DESCRIPTION OF SECURITIES TENDERED

Name and Address of
	Registered Holder as it	Certificate Number(s) for	Principal Amount of Notes
Name of Tendering Holder	appears on the Notes	Notes Being Tendered	Being Tendered

PLEASE SIGN HERE

X			, 2003

X			, 2003

X			, 2003
	Signature(s) of Owner	Date

      Must be signed by the holder(s) of Notes as their name(s) appear(s) on certificates for Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please Print name(s) and address(es)

Name(s):

Capacity:

Address(es):

      The Depository Trust Company (Check if Old Notes will be tendered by book-entry transfer)

      Account Number:______________________________________________

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:

(Authorized Signature)
Address:	Title:

Area Code and Telephone Number	Name:

Date:

NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.